Exhibit 99.1

FOR IMMEDIATE RELEASE Thursday, July 24, 2003	CONTACT: Doug Hansen/George Bull Redwood Trust, Inc (415) 389-7373

Redwood Trust’s Earnings Increase in Second Quarter 2003
GAAP Earnings of $1.21 per share and Core Earnings of $1.13 per share

Mill Valley, CA July 24, 2003 Redwood Trust, Inc. (NYSE: RWT), an investor in real estate loans, today reported GAAP earnings of $1.21 per share for the second quarter of 2003, an increase of 38% from first quarter 2003 and second quarter 2002 GAAP earnings of $0.88 per share. GAAP earnings for the first six months of 2003 totaled $2.09 per share versus $1.68 per share earned in the first half of 2002.

Core earnings, which exclude realized and unrealized gains and losses on the market value of assets, were $1.13 per share for the second quarter of 2003, a 28% increase from first quarter 2003 core earnings of $0.88 per share and a 41% increase from second quarter 2002 core earnings of $0.80 per share. Core earnings for the first half of 2003 totaled $2.01 per share as compared to $1.57 per share earned during the first six months of 2002.

Doug Hansen, Redwood’s President, commented, “We are very pleased with the strong earnings and cash flow generated by our real estate loan portfolios. Our record results for the quarter reflect the sound underlying characteristics of our real estate loans as well as better utilization of our capital base. In addition, we benefited during the second quarter from several temporary factors, including favorable prepayment patterns and a decline in short-term interest rates.”

Second Quarter Review

During the second quarter of 2003, Redwood acquired $2.2 billion high-quality jumbo adjustable-rate residential real estate loans, $11 million residential loan credit-enhancement securities, $3 million commercial real estate loans, and $238 million other residential and commercial real estate loan securities.

Redwood’s combined residential portfolios, including loans Redwood owns and the principal value of loans Redwood credit-enhances, decreased from $68 billion to $61 billion during the second quarter. Residential real estate loans owned by Redwood increased from $7 billion to $9 billion due to strong acquisition volume and relatively slow prepayment rates on these adjustable-rate loans. Loans credit-enhanced by Redwood decreased from $61 billion to $52 billion due to reduced acquisitions of credit-enhancement securities and rapid prepayments of the fixed-rate and hybrid loans in the credit-enhanced portfolio.

Serious delinquencies in Redwood’s combined residential portfolios increased during the second quarter from $163 million to $164 million. Delinquencies as a percentage of current loan balances increased during the quarter from 0.24% to 0.27% primarily as a result of rapid loan prepayment rates. The company’s delinquency ratios are well below national averages for these types of loans. Actual credit losses for the quarter remained under 0.01% (one basis point) of current loan balances on an annualized basis. In general, the company expects that its current delinquency and loss rates are unsustainably low and are likely to increase over time even if housing markets remain strong.

Redwood’s GAAP-basis operating profitability margin – net interest income as a percentage of GAAP equity – improved from 19.8% in the first quarter of 2003 to 23.4% in the second quarter of the year. Redwood’s core-basis operating profitability margin – net interest income as a percentage of core equity – improved during the quarter from 23.3% to 27.6%. Favorable prepayment and interest rate trends, improved capital utilization, and strong credit results drove most of this increase in profitability.

“Our second quarter results benefited from decreasing short-term interest rates,” said Hansen. “We have always maintained a reasonable match between the characteristics of our assets and liabilities. Our goal is to mitigate much of the potential earnings volatility that could result from interest rate changes. In the past, we were willing to carry a degree of one- to six-month mismatch between the characteristics of a portion of our assets and liabilities. Consequently, we benefited from declining short-term interest rates over the last two years. Recently, however, we have been lengthening the maturity of our liabilities and increasing our hedging activities with the goal of reducing our remaining short-term asset/liability mismatches. As a result, we expect our liability and hedging costs to increase. Furthermore, it is unlikely that we would benefit from any additional decreases in short-term interest rates should they occur.”

“We continued to generate relatively high levels of REIT taxable income per share in the second quarter,” said Hansen. “We currently plan to retain, on a permanent basis, up to 10% of our 2003 REIT taxable income to build core book value per share and thus further support the sustainability of our regular dividend rate. We also currently plan to defer distribution of a portion of our 2003 REIT taxable income in order to pre-fund a portion of the regular dividends we plan to distribute in 2004. We will incur income and excise taxes if we retain and defer the distribution of income.”

“Even if we retain and defer income as described, we may need to distribute substantial special dividends in excess of our regular dividend rate of $0.65 per share per quarter,” Hansen added. “Pursuant to the REIT rules, we may be required to make special distributions if we continue to generate high levels of REIT taxable income during the remainder of 2003. The declaration of any special dividends will depend on a variety of factors and future events. If we declare one or more special dividends representing the distribution of 2003 REIT taxable income, the declarations could occur during 2003 or as late as September 2004.”

Hansen observed, “We face a number of potential challenges in the years ahead, including the likelihood of increased competition and a reduced supply of real estate loan investment opportunities when the mortgage refinance boom ends. We believe our results over the next few years will most likely be driven by the solid characteristics of our current asset base, whereas our longer-term results will depend on our ability to continue to create attractive real estate loan investment opportunities as our current book of loans pays down.”

“We believe strongly that our regular dividend rate is sustainable even if we face increased challenges in the future,” concluded Hansen. “With our strong competitive cost position, multiple investment opportunities in our residential and commercial loan markets, and the discipline and execution ability of our investment and finance staff, we remain optimistic about the years ahead.”

For more information about Redwood Trust, Inc., please visit www.redwoodtrust.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our real estate loan assets and borrowings, changes in prepayment rates on our real estate loan assets, general economic conditions, particularly as they affect the price of real estate loan and the credit status of borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our real estate loan portfolio, and other risk factors outlined in the Company’s 2002 Annual Report on Form 10-K (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
INCOME STATEMENT	2003	2003	2002	2002	2002

Interest Income	$71,426	$61,125	$54,155	$42,093	$36,252
Interest Expense	(41,802)	(36,933)	(33,323)	(24,291)	(18,489)

Net Interest Income	29,624	24,192	20,832	17,802	17,763
Operating Expenses	(7,303)	(6,472)	(6,009)	(4,290)	(4,536)
Mark-to-Market Adjustments	1,451	(30)	1,383	1,475	1,256
Taxes	(1,560)	(2,077)	(959)	0	0
Preferred Dividends	0	(681)	(681)	(681)	(681)

GAAP Earnings	$22,212	$14,932	$14,566	$14,306	$13,802
Less: Mark-to-Market Adjustments	(1,451)	30	(1,383)	(1,475)	(1,256)

Core Earnings (1)	$20,761	$14,962	$13,183	$12,831	$12,546
Average Diluted Shares	18,433,165	16,983,513	16,529,075	16,240,194	15,747,048
GAAP Earnings per Share (Diluted)	$1.21	$0.88	$0.88	$0.88	$0.88
Core Earnings per Share (1)	$1.13	$0.88	$0.80	$0.79	$0.80
Dividends per Common Share (Regular)	$0.650	$0.650	$0.630	$0.630	$0.630
Dividends per Common Share (Special)	$0.000	$0.000	$0.125	$0.125	$0.125

Total Dividends per Common Share	$0.650	$0.650	$0.755	$0.755	$0.755
Yield on Earning Assets	3.35%	3.31%	3.59%	4.07%	4.71%
Cost of Funds	2.05%	2.10%	2.35%	2.57%	2.69%

Interest Rate Spread	1.30%	1.21%	1.24%	1.50%	2.02%
Net Interest Margin	1.36%	1.28%	1.35%	1.68%	2.25%
Net Interest Income / Average GAAP Equity	23.4%	19.8%	18.5%	16.5%	18.4%
Net Interest Income / Average Core Equity (2)	27.6%	23.3%	20.9%	18.5%	19.1%
GAAP Return on Equity: GAAP Earnings/ Average GAAP Equity	17.6%	12.9%	13.7%	14.1%	15.4%
Core Return on Equity: Core Earnings / Average Core Equity	19.4%	15.4%	14.2%	14.3%	14.5%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less mark-to-market adjustments (which include realized and unrealized gains and losses on certain assets, hedges, and variable stock options). Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	Six	Six
	Months	Months
INCOME STATEMENT	2003	2002

Interest Income	$132,551	$66,968
Interest Expense	(78,735)	(34,091)

Net Interest Income	53,816	32,877
Operating Expenses	(13,775)	(8,082)
Mark-to-Market Adjustments	1,421	1,588
Taxes	(3,637)	0
Preferred Dividends	(681)	(1,362)

GAAP Earnings	$37,144	$25,021
Less: Mark-to-Market Adjustments	(1,421)	(1,588)

Core Earnings (1)	$35,723	$23,433
Average Diluted Shares	17,730,304	14,920,053
GAAP Earnings per Share (Diluted)	$2.09	$1.68
Core Earnings per Share (1)	$2.01	$1.57
Dividends per Common Share (Regular)	$1.300	$1.250
Dividends per Common Share (Special)	$0.000	$0.125

Total Dividends per Common Share	$1.300	$1.375
Yield on Earning Assets	3.33%	4.80%
Cost of Funds	2.07%	2.75%

Interest Rate Spread	1.26%	2.05%
Net Interest Margin	1.32%	2.30%
Net Interest Income / Average GAAP Equity	21.6%	18.1%
Net Interest Income / Average Core Equity (2)	25.5%	18.7%
GAAP Return on Equity: GAAP Earnings/ Average GAAP Equity	15.3%	14.8%
Core Return on Equity: Core Earnings / Average Core Equity	17.5%	14.4%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less mark-to-market adjustments (which include realized and unrealized gains and losses on certain assets, hedges, and variable stock options). Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
BALANCE SHEET	2003	2003	2002	2002	2002

Residential Real Estate Loans	$9,247,420	$7,321,039	$6,215,179	$4,761,893	$2,803,556
Residential Loan Credit-Enhancement Securities	393,411	373,162	352,479	324,130	284,759
Commercial Real Estate Loans	34,522	31,214	29,270	50,664	49,798
Securities Portfolio	595,577	366,307	335,697	491,756	512,490
Cash and Cash Equivalents	36,539	42,882	39,169	20,606	13,155
Working Capital and Other Assets	48,583	37,459	35,978	25,253	26,024

Total Assets	$10,356,052	$8,172,063	$7,007,772	$5,674,302	$3,689,782
Short-Term Debt	$217,684	$475,717	$99,714	$834,081	$1,005,003
Long-Term Debt	9,542,631	7,170,691	6,397,020	4,365,281	2,241,600
Working Capital and Other Liabilities	48,561	40,253	38,005	29,212	25,249
Preferred Equity	0	26,517	26,517	26,517	26,517
Common Equity	547,176	458,885	446,516	419,211	391,413

Total Liabilities and Equity	$10,356,052	$8,172,063	$7,007,772	$5,674,302	$3,689,782
Total GAAP Equity	$547,176	$485,402	$473,033	$445,728	$417,930
Less: Mark-to-Market Adjustments	(108,409)	(68,077)	(69,146)	(54,148)	(35,826)

Core Equity	$438,767	$417,325	$403,887	$391,580	$382,104
Common Shares Outstanding at Period End	17,820,856	16,604,910	16,277,285	15,886,421	15,624,012
GAAP Equity (GAAP Book Value) per Common Share	$30.70	$27.64	$27.43	$26.39	$25.05
Core Equity (Core Book Value) per Common Share	$24.62	$23.54	$23.18	$22.98	$22.76
Net Premium / (Discount) Balance	$(32,465)	$(33,319)	$(9,662)	$(446)	$(9,147)
Average Total Assets	$8,687,371	$7,553,727	$6,158,898	$4,234,477	$3,158,751
Average Earning Assets	$8,523,925	$7,393,566	$6,042,042	$4,131,870	$3,080,165
Average Interest Bearing Liabilities	$8,160,393	$7,036,183	$5,680,238	$3,781,717	$2,752,215
Average Total GAAP Equity (Common and Preferred)	$505,373	$489,086	$450,464	$432,310	$385,887

REDWOOD TRUST, INC.
(All dollars in thousands)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
LEVERAGE RATIOS (1)	2003	2003	2002	2002	2002

Total Reported Assets	$10,356,052	$8,172,063	$7,007,772	$5,674,302	$3,689,782
Less: Non-Recourse Assets	(9,591,192)	(7,210,944)	(6,435,025)	(4,394,493)	(2,266,849)

Recourse Assets	$764,860	$961,119	$572,747	$1,279,809	$1,422,933
Total Reported Debt	$9,760,315	$7,646,408	$6,496,734	$5,199,362	$3,246,603
Less: Non-Recourse Debt	(9,542,631)	(7,170,691)	(6,397,020)	(4,365,281)	(2,241,600)

Recourse Debt	$217,684	$475,717	$99,714	$834,081	$1,005,003
Reported Debt to GAAP Equity	17.8	15.8	13.7	11.7	7.8
GAAP Equity / Total Reported Assets	5%	6%	7%	8%	11%
Recourse Debt to GAAP Equity	0.4	1.0	0.2	1.9	2.4
GAAP Equity / Recourse Assets	72%	51%	83%	35%	29%

(1)	The majority of our debt is non-recourse debt. Holders of non-recourse debt can look only to the pledged assets — and not to Redwood — for repayment. Therefore, management believes that another useful measure of the leverage we employ is to compute leverage ratios comparing our equity base to our recourse debt (reported debt less non-recourse debt) and to our recourse assets (our assets for which we are “at-risk”, i.e., excluding those assets pledged to non-recourse debt).

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2002	2002	2002

Residential Real Estate Loans
Start of Period Balances	$7,321,039	$6,215,179	$4,761,893	$2,803,556	$1,794,260
Acquisitions	2,168,181	1,338,920	1,616,400	2,075,296	1,146,621
Sales Proceeds	0	(73,137)	0	(2,960)	(46,683)
Principal Paydowns	(234,582)	(152,768)	(155,915)	(109,896)	(89,582)
Net Amortization Expense	(5,055)	(6,156)	(5,754)	(3,502)	(1,060)
Net Charge Offs (Recoveries)	0	31	0	236	0
Credit Provisions	(2,163)	(1,756)	(1,660)	(894)	(472)
Mark-to-Market — Income Statement	0	726	215	57	472

End of Period Balances	$9,247,420	$7,321,039	$6,215,179	$4,761,893	$2,803,556
Average Amortized Cost During Period	$7,670,484	$6,625,539	$5,318,910	$3,262,462	$2,201,384
Interest Income	$47,299	$42,314	$37,264	$24,447	$19,601
Yield	2.47%	2.55%	2.80%	3.00%	3.56%
Principal Value of Loans	$9,206,986	$7,297,515	$6,190,674	$4,736,646	$2,795,628
Credit Reserve	(12,159)	(9,996)	(8,271)	(6,611)	(5,953)
Net Premium (Discount) to be Amortized	52,593	33,520	32,776	31,858	13,881

Residential Real Estate Loans	$9,247,420	$7,321,039	$6,215,179	$4,761,893	$2,803,556
Credit Reserve, Start of Period	$9,996	$8,271	$6,611	$5,953	$5,481
Net Charge-Offs (NCO)	0	(31)	0	(236)	0
Credit Provisions	2,163	1,756	1,660	894	472

Credit Reserve, End of Period	$12,159	$9,996	$8,271	$6,611	$5,953
Delinquencies (90 days + FC + BK + REO)	$3,895	$1,159	$4,127	$1,387	$3,257
Delinquencies as % of Residential Loans	0.04%	0.02%	0.07%	0.03%	0.12%
NCO as % of Residential Loans (Annualized)	0.00%	0.01%	0.00%	0.01%	0.00%
Reserve as % of Residential Loans	0.13%	0.14%	0.13%	0.14%	0.21%
Reserve as % of Delinquencies	312%	862%	200%	477%	183%

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2002	2002	2002

Residential Loan Credit-Enhancement Securities
Start of Period Balances	$373,162	$352,479	$324,130	$284,759	$249,832
Acquisitions	11,265	37,077	13,442	28,983	25,849
Sales Proceeds	(1,248)	0	0	0	(898)
Principal Paydowns	(38,773)	(23,212)	(13,573)	(9,437)	(15,801)
Net Amortization Income	10,024	5,545	3,275	2,722	1,767
Mark-to-Market — Balance Sheet	35,551	998	25,205	17,351	21,795
Mark-to-Market — Income Statement	3,430	275	0	(248)	2,215

End of Period Balances	$393,411	$373,162	$352,479	$324,130	$284,759
Average Amortized Cost During Period	$279,010	$278,339	$271,016	$257,844	$238,282
Interest Income	$17,977	$13,693	$11,283	$10,443	$9,006
Yield	25.77%	19.68%	16.65%	16.20%	15.12%
Principal Value of Redwood’s Securities	$598,134	$614,111	$559,186	$542,669	$492,642
Internally Designated Credit Reserve on Loans Credit-Enhanced	(204,675)	(234,060)	(224,891)	(220,735)	(206,343)
Net Discount to be Amortized	(113,358)	(84,648)	(58,578)	(49,360)	(35,745)

Net Investment in Credit-Enhancement Securities	$280,101	$295,403	$275,717	$272,574	$250,554
Market Valuation Adjustments	113,310	77,759	76,762	51,556	34,205

Residential Loan Credit-Enhancement Securities	$393,411	$373,162	$352,479	$324,130	$284,759
Securities Senior to Redwood’s Interests	$51,168,069	$60,072,291	$58,036,745	$67,876,543	$65,503,415
Principal Value of Redwood’s Credit-Enhancement Securities	598,134	614,111	559,186	542,669	492,642
Securities Junior to Redwood’s Interests	58,296	61,814	63,179	64,147	65,102

Underlying Mortgage Loan Balances	$51,824,499	$60,748,216	$58,659,110	$68,483,359	$66,061,159
Internally Designated Credit Reserve on Loans Credit-Enhanced	$204,675	$234,060	$224,891	$220,735	$206,343
External Credit Enhancement on Loans Credit-Enhanced	58,296	61,814	63,179	64,147	65,102

Total Credit Protection (1)	$262,971	$295,874	$288,070	$284,882	$271,445
Delinquencies (90 days + FC + BK + REO)	$159,999	$161,498	$146,226	$151,507	$149,960
Redwood’s Net Charge-Offs	$(232)	$(684)	$(214)	$(47)	$74
Losses to Securities Junior to Redwood’s Interests	(152)	(456)	(163)	(103)	(189)

Total Underlying Loan Credit Losses	$(384)	$(1,140)	$(377)	$(150)	$(115)
Delinquencies as % of Underlying Loans	0.31%	0.27%	0.25%	0.22%	0.23%
Total Pool Credit Losses/Underlying Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%
Total Credit Protection as % of Underlying Loans	0.51%	0.49%	0.49%	0.42%	0.41%
Total Credit Protection as % of Delinquencies	164%	183%	197%	188%	181%

(1)	Total credit protection represents the aggregate of the internally designated credit reserve and the amount of any junior securities with respect to each credit-enhanced security. The credit protection amount for any credit-enhanced security is only available to absorb losses on the pool of loans related to that security. To the extent such losses exceed the credit protection amount for that security, a charge-off of the net investment in that security would result.

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
COMBINED RESIDENTIAL LOAN PORTFOLIOS	2003	2003	2002	2002	2002

Residential Real Estate Loans Owned	$9,247,420	$7,321,039	$6,215,179	$4,761,893	$2,803,556
Residential Loans Credit-Enhanced	51,824,499	60,748,216	58,659,110	68,483,359	66,061,159

Total Residential Loans	$61,071,919	$68,069,255	$64,874,289	$73,245,252	$68,864,715
Credit Reserve on Residential Real Estate Loans Owned	$12,159	$9,996	$8,271	$6,611	$5,953
Internally Designated Credit Reserve on Loans Credit-Enhanced	204,675	234,060	224,891	220,735	206,343

Redwood’s Total Residential Credit Protection	$216,834	$244,056	$233,162	$227,346	$212,296
External Credit Enhancement on Loans Credit-Enhanced	58,296	61,814	63,179	64,147	65,102

Total Credit Protection (1)	$275,130	$305,870	$296,341	$291,493	$277,398
Total Credit Protection as % of Total Residential Loans	0.45%	0.45%	0.46%	0.40%	0.40%
Residential Real Estate Loans Owned Delinquencies	$3,895	$1,159	$4,127	$1,387	$3,257
Residential Loans Credit-Enhanced Delinquencies	159,999	161,498	146,226	151,507	149,960

Total Residential Loan Delinquencies	$163,894	$162,657	$150,353	$152,894	$153,217
Delinquencies as % of Total Residential Loans	0.27%	0.24%	0.23%	0.21%	0.22%
Total Credit Protection as % of Delinquencies	168%	188%	197%	191%	181%
Net Charge-Offs on Residential Real Estate Loans Owned	$0	$(31)	$0	$(236)	$0
Net Charge-Offs on Residential Loan Credit-Enhanced	(232)	(684)	(214)	(47)	74

Redwood’s Shares of Net Credit (Losses) Recoveries	$(232)	$(715)	$(214)	$(283)	$74
Credit Losses to External Credit Enhancement	(152)	(456)	(163)	(103)	(189)

Total Credit Losses	$(384)	$(1,171)	$(377)	$(386)	$(115)
Total Credit Losses as % of Total Resid. Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%

(1)	The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally designated credit reserve on loans credit-enhanced and the external credit enhancement on loans credit-enhanced are only available to absorb losses on the residential loan credit-enhancement portfolio.

REDWOOD TRUST, INC.
(All dollars in thousands, except per share data)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Commercial Real Estate Loans	2003	2003	2002	2002	2002

Start of Period Balances	$31,214	$29,270	$50,664	$49,798	$49,380
Acquisitions	3,408	2,011	0	919	470
Sales Proceeds	0	0	0	0	0
Principal Paydowns	(34)	(68)	(21,068)	(54)	(53)
Net Amortization Income	(67)	0	24	0	0
Mark-to-Market — Balance Sheet	0	0	0	0	0
Mark-to-Market — Income Statement	1	1	(350)	1	1

End of Period Balances	$34,522	$31,214	$29,270	$50,664	$49,798
Average Amortized Cost During Period	$33,138	$30,888	$47,935	$50,102	$49,369
Interest Income	$960	$816	$1,213	$1,280	$1,233
Yield	11.59%	10.57%	10.12%	10.22%	9.99%
Principal Value of Loans	$42,492	$32,223	$30,250	$51,318	$50,436
Net Discount	(7,970)	(1,009)	(980)	(654)	(638)

Commercial Mortgage Loans	$34,522	$31,214	$29,270	$50,664	$49,798
Commercial Real Estate Loan Delinquencies	$650	$650	$650	$0	$0
Commercial Real Estate Loan Net Charge-Offs	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Provisions	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Reserves	$0	$0	$0	$0	$0

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Securities Portfolio	2003	2003	2002	2002	2002

Start of Period Balances	$366,307	$335,697	$491,756	$512,489	$609,432
Acquisitions	237,516	42,955	196,279	6,811	23,026
Sales Proceeds	(4,051)	0	(315,308)	0	(56,802)
Principal Paydowns	(12,126)	(11,329)	(31,009)	(31,830)	(65,617)
Net Amortization Income (Expense)	(111)	3	(24)	(1,051)	(1,249)
Mark-to-Market — Balance Sheet	8,070	(944)	(7,128)	970	3,017
Mark-to-Market — Income Statement	(28)	(75)	1,131	4,367	683

End of Period Balances	$595,577	$366,307	$335,697	$491,756	$512,490
Average Amortized Cost During Period	$453,546	$360,084	$320,154	$493,997	$529,843
Interest Income	$5,057	$4,192	$3,949	$5,719	$6,222
Yield	4.46%	4.66%	4.93%	4.63%	4.70%
Principal Value of Securities	$587,038	$370,187	$335,402	$477,950	$502,684
Net Premium (Discount) to be Amortized	5,946	1,597	4,828	11,214	8,183
Market Valuation Adjustments	2,593	(5,477)	(4,533)	2,592	1,622

Securities Portfolio	$595,577	$366,307	$335,697	$491,756	$512,489